As filed with the Securities and Exchange Commission on February 21, 2006
Registration No. 333-128519

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp. (Name of Registrant)	British Columbia (State of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

2200-1055 West Hastings Street Vancouver, British Columbia V7J 3S5 (604) 721-0719	2700 Colorado Avenue, Suite 200 Santa Monica, California 90404 (310) 449-9200
(Address, including zip code, of Principal Executive Offices)

Wayne Levin, General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Allison M. Keller
O’Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
Lions Gate Entertainment Corp. (the “Company”) registered the public offer and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, of 399,042 of the Company Common Shares that were acquired by Modern Entertainment, Ltd. (“Modern Shares”) pursuant to Registration Statement No. 333-128519 originally filed with the Securities and Exchange Commission on September 23, 2005 (the “Registration Statement”). The Registration Statement was declared effective on October 6, 2005.
Pursuant to the terms of the Registration Rights Agreement entered into as of July 13, 2005 between the Company and Modern Entertainment, Ltd. that required the Company to file the Registration Statement, the Company is no longer required to keep the Registration Statement effective. Accordingly, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Modern Shares that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Lions Gate Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on February 21, 2006.

Lions Gate Entertainment Corp.
By:	/s/ James Keegan
James Keegan
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3 has been signed by the following persons in the capacities indicated on February 21, 2006.

Signature	Title

* Mark Amin	Director

* Normal Bacal	Director

* Michael Burns	Vice Chairman of the Board of Directors

* Arthur Evrensel	Director

* Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Co-Chairman of the Board of Directors

/s/ James Keegan James Keegan	Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer)

* Morley Koffman	Director

* Harald Ludwig	Co-Chairman of the Board of Directors

/s/ Laurie May Laurie May	Director

* G. Scott Paterson	Director

* Daryl Simm	Director

* Hardwick Simmons	Director

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Signature		Title

* Brian V. Tobin		Director

*By:	/s/ James Keegan James Keegan Attorney-In-Fact

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